   As filed with the Securities and Exchange Commission on November 24, 1999.

                                                    REGISTRATION NO. 333-_______
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ----------------
                          METROCORP BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

               TEXAS                                           76-0579161
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                      Identification Number)

                      9600 BELLAIRE BOULEVARD, SUITE 252
                             HOUSTON, TEXAS 77036
                                (713) 776-3876
             (Address of registrant's Principal Executive Offices)

          METROCORP BANCSHARES, INC. DIRECTOR STOCK OPTION AGREEMENT
       METROCORP BANCSHARES, INC. NON-EMPLOYEE DIRECTOR STOCK BONUS PLAN
             METROCORP BANCSHARES, INC. 1998 STOCK INCENTIVE PLAN
                             (Full Title of Plan)

                               ----------------
                                  DON J. WANG
                          METROCORP BANCSHARES, INC.
                      9600 BELLAIRE BOULEVARD, SUITE 252
                             HOUSTON, TEXAS 77036
                   (Name, and address of agent for service)

                                 713-776-3876
         (Telephone number, including area code, of agent for service)

                                   COPY TO:

                             WILLIAM T. LUEDKE IV
                         BRACEWELL & PATTERSON, L.L.P.
                          SOUTH TOWER, PENNZOIL PLACE
                       711 LOUISIANA STREET, SUITE 2900
                           HOUSTON, TEXAS 77002-2781
                                (713) 223-2900
                               ----------------


                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   PROPOSED
                                                                    MAXIMUM               PROPOSED           AMOUNT OF
               TITLE OF                      AMOUNT TO             OFFERING           MAXIMUM AGGREGATE    REGISTRATION
      SECURITIES TO BE REGISTERED        BE REGISTERED(1)     PRICE PER SHARE (2)     OFFERING PRICE(2)         FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share       380,000               $8.8125              $3,348,750            $931
========================================================================================================================


(1) Pursuant to Rule 457(h)(1), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the MetroCorp Bancshares, Inc. Director Stock Option Agreement, MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan and the MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (collectively, the "Plans"). In addition, this Registration Statement shall also include any additional shares of Common stock issuable pursuant to the antidilution provisions of the Plans.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are (a) calculated, pursuant to Rule 457(h)(1), by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock, as reported on The Nasdaq Stock Market, Inc., on November 22, 1999, which was $8.8125, and (b) provided herein for the sole purpose of determining the registration fee.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to
         Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

       MetroCorp Bancshares, Inc., a Texas corporation, (the "Company") hereby incorporates by reference into this registration statement (the "Registration Statement"):

       (i) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

       (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

       (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

       (iv) the Company's Annual Report on Form 10-K for the year ended December 31, 1998; and

       (v) the description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Form 8-A, dated December 7, 1998, including any amendment or report filed for the purpose of updating such description.

       All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws ("Bylaws") require the Company to indemnify officers and directors of the Registrant to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act ("TBCA") of the State of Texas. Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in the case of other situations, that his conduct was at least not opposed to the corporation's best interests, and
(iii) in the case
of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

         The Company's Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of the director is expressly provided by statute.

         The Company may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of the Company, whether or not the Company would have the power to indemnify such person against such liability, as permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

4.3 Form of MetroCorp Bancshares, Inc. Director Stock Option Agreement (incorporated by reference from Exhibit 10.2 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

4.4 MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan (incorporated by reference from Exhibit 10.3 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

4.5* First Amendment to the MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan.

4.6* Second Amendment to the MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan.

4.7 MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (incorporated by reference from Exhibit 10.5 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

5* Opinion and consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock being registered.

23.1*    Consent of PricewaterhouseCoopers LLP.

23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

24*      Power of Attorney (included on page II-4).

-----

*Filed Herewith.

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                           section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 24TH DAY OF NOVEMBER, 1999.

                                        METROCORP BANCSHARES, INC.
                                        (Registrant)

                                        By: /s/ Don J. Wang
                                            ------------------------------------
                                        Don J. Wang
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Don J. Wang and Attilio F. Galli, with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 24TH DAY OF NOVEMBER, 1999.


         Signature                                Title
         ---------                                -----

/s/ Don J. Wang             Chairman of the Board, President and Chief Executive Officer
------------------------                (Principal Executive Officer)
Don J. Wang

/s/ Ruth E. Ransom            Executive Vice President and Chief Financial Officer
------------------------    (Principal Financial Officer/ Principal Accounting Officer)
Ruth E. Ransom

/s/ Helen F. Chen                                 Director
------------------------
Helen F. Chen

/s/ Tommy F. Chen                                 Director
------------------------
Tommy F. Chen






                                      II-5

/s/ May P. Chu                                    Director
------------------------
May P. Chu

/s/ Jane W. Kwan                                  Director
------------------------
Jane W. Kwan

/s/ George M. Lee                                 Director
------------------------
George M. Lee

/s/ John Lee                                      Director
------------------------
John Lee

/s/ David Tai                                     Director
------------------------
David Tai

/s/ Joe Ting                                      Director
------------------------
Joe Ting


                                  EXHIBIT INDEX

  Exhibit Number                                              Description
  --------------                                              -----------

         4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         4.3 MetroCorp Bancshares, Inc. Director Stock Option Agreement (incorporated by reference from Exhibit 10.2 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         4.4 MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan (incorporated by reference from Exhibit 10.3 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         4.5* First Amendment to the MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan.

         4.6* Second Amendment to the MetroCorp Bancshares, Inc. Non-Employee Director Stock Bonus Plan.

         4.7 MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (incorporated by reference from Exhibit 10.5 to the Company's Registration Statement on Form S-1; Registration No. 333-62667).

         5* Opinion and consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock being registered.

         23.1*    Consent of PricewaterhouseCoopers LLP.

         23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

         24*      Power of Attorney (included on page II-4).

-------------

*Filed Herewith








                                      II-7